Exhibit 5.1
September 8, 2008
Board of Directors
NVR, Inc.
11700 Plaza America Drive, Suite 500
Reston, Virginia 20190
     Ladies and Gentlemen:
     We are acting as counsel to NVR, Inc., a Virginia corporation (the “Company”), in connection with its automatic shelf registration statement on Form S-3ASR (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of one or more series of the following securities of the Company: (i) unsecured debt securities (the “Debt Securities”), (ii) shares of common stock, $0.01 par value per share (the “Common Shares”) (iii) shares of preferred stock (the “Preferred Shares”), (iv) Preferred Shares represented by depositary receipts (the “Depositary Shares”), and (v) warrants to purchase Debt Securities, Common Shares, Preferred Shares and/or Depositary Shares (the “Warrants” and, together with the Debt Securities, the Common Shares, the Preferred Shares and the Depositary Shares, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
     For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
     For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures

Board of Directors
NVR, Inc.
September 8, 2008

and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and the Virginia Stock Corporation Act, as amended, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect; (iii) any Debt Securities will be issued pursuant to one of the indentures filed as exhibits to the Registration Statement and a supplemental indenture or board resolution properly establishing such Debt Securities; (iv) any Warrants will be issued under one or more warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (v) prior to any issuance of Preferred Shares or Depositary Shares, appropriate amendments to the articles of incorporation will be accepted for record by the State Corporation Commission of Virginia; (vi) any Depositary Shares will be issued under one or more deposit agreements, each to be between the Company and a financial institution identified therein as a depositary; (vii) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale (including the terms of any Warrants or convertible or exchangeable Debt Securities or Preferred Shares pursuant to which the Securities are issued) and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (viii) the Company will remain a Virginia corporation.
     To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the indenture for any Debt Securities, under the warrant agreement for any Warrants and under the deposit agreement for any Depositary Shares, namely, the trustee, the warrant agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such indenture, warrant agreement or deposit agreement, as applicable; that such indenture, warrant agreement or deposit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such indenture, warrant agreement or deposit agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such indenture, warrant agreement or deposit agreement, as applicable.
     This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (b) and (c), the Virginia Stock Corporation Act, as amended, and (ii) as to the opinions given in paragraphs (a), (d) and (e), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As

Board of Directors
NVR, Inc.
September 8, 2008

used herein, the term “Virginia Stock Corporation Act, as amended” includes the statutory provisions contained therein, all applicable provisions of the Virginia Constitution and reported judicial decisions interpreting these laws.
     Based upon, subject to and limited by the foregoing, we are of the opinion that:
     (a) The Debt Securities (including any Debt Securities duly issued upon the exercise of Warrants), upon due execution and delivery of an indenture relating thereto on behalf of the Company and the trustee named therein, and upon authentication by such trustee and due execution and delivery on behalf of the Company in accordance with the indenture and any supplemental indenture relating thereto, will constitute valid and binding obligations of the Company.
     (b) The Preferred Shares (including any Preferred Shares represented by Depositary Shares or that are duly issued upon the exercise of Warrants), upon receipt by the Company of the consideration for the Preferred Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.
     (c) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Warrants), upon receipt by the Company of the consideration for the Common Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.
     (d) The Warrants, upon due execution and delivery of a warrant agreement relating thereto on behalf of the Company and the warrant agent named therein, and upon due execution and delivery of the Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.
     (e) The depositary receipts evidencing the Depositary Shares, upon due countersignature thereof and issuance against a deposit of duly authorized and validly issued Preferred Shares in accordance with the deposit agreement relating thereto, will be validly issued and entitle the holders thereof to the rights specified in such depositary receipts and deposit agreement.
     The opinions expressed in Paragraphs (a), (d) and (e) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and

Board of Directors
NVR, Inc.
September 8, 2008

materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).
     This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
/s/ Hogan & Hartson L.L.P.
HOGAN & HARTSON L.L.P.